Exhibit 99.1

Cambridge Heart Reports First Quarter Results; Revenue of U.S. Core Business Increased 36% Over Same Period Last Year

    BEDFORD, Mass.--(BUSINESS WIRE)--May 6, 2004--Cambridge Heart, Inc. (OTCBB-CAMH) today reported revenue of $1,265,804 for the quarter ended March 31, 2004. This represents an increase of 15% over revenue of $1,103,575 for the same period in 2003. Net loss for the quarter was $1,014,201, or $0.04 per share, compared to a loss of $1,243,683, or $0.06 per share, for the same quarter last year. The Company's reported cash and marketable securities at March 31, 2004 were $5,097,113.
    As the Company had previously reported, its distribution agreement with Philips Medical Systems expired at the end of 2003. The Company recorded revenue of $255,503 during the quarter ended March 31, 2003 related to this agreement. Revenue for the quarter ended March 31, 2004 represents a 49% increase over the remaining $848,072 of revenue for the quarter ended March 31, 2003.
    Revenue from the sale of the Company's Microvolt T-Wave Alternans
(MTWA) products in the U.S., which the Company considers its core business, increased 36% for the quarter ended March 31, 2004 when compared to the same period of 2003. Compared to our record fourth quarter of 2003, the Company's core business revenue declined 45%.
    "Coming off of a very strong fourth quarter performance, we are disappointed that the first quarter did not meet our expectations of continued growth in our core business," stated David Chazanovitz, President and CEO of Cambridge Heart, Inc. Mr. Chazanovitz also stated, "Our analysis suggests our first quarter result was caused by customer delays in making final buying decisions. Risk stratification remains a very important topic with regards to individuals at risk of Sudden Cardiac Death as it represents a means of efficiently enabling appropriate treatment. We believe that the volume of sales opportunities we have in the pipeline should allow us to regain our momentum."
    The Company will be holding a conference call at 4:15 PM. eastern time Monday, May 10, 2004 to discuss the accomplishments and financial results for the quarter ended March 31, 2004. The conference call phone in number is 800-992-7413 (outside the U.S. 801-303-7424).
Interested parties may listen to a recording of the conference call at any time during the 48 hours immediately following the call by dialing 800-839-0860 (outside the U.S. 402-220-1490) and enter the code 1358.
This playback will begin approximately two hours after the call ends. The conference call will also be available by webcast on the Company's web site at www.cambridgeheart.com.

    About the Cambridge Heart Microvolt T-Wave Alternans Test

    The Cambridge Heart Microvolt T-Wave Alternans Test measures extremely subtle beat-to-beat fluctuations in a person's heartbeat called T-wave alternans. These tiny heartbeat variations - measured at one millionth of a volt - are detected in any clinical setting where titration of the heart rate is possible. The preparation for the test consists of placing proprietary sensors on a patient's chest. Extensive clinical research has shown that patients with symptoms of or at risk of life threatening arrhythmias who test positive for T-wave alternans are at significant risk for subsequent sudden cardiac events including sudden death, while those who test negative are at minimal risk.

    About Cambridge Heart

    Cambridge Heart is engaged in the research, development and commercialization of products for the non-invasive diagnosis of cardiac disease. Using innovative technologies, the Company is addressing such key problems in cardiac diagnosis as the identification of those at risk of sudden cardiac arrest. The Company's products incorporate its proprietary technology, Microvolt T-Wave Alternans, and are the only diagnostic tools cleared by the U.S. Food and Drug Administration to non-invasively measure microvolt levels of T-wave alternans. The Company, founded in 1990, is based in Bedford, Massachusetts and is traded on the OTCBB under the symbol CAMH. Cambridge Heart can be found on the World Wide Web at www.cambridgeheart.com.

    Statements contained in this press release about anticipated revenue growth, and all other statements that are not purely historical, are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. In some cases, we use words such as "believes", "expects", "anticipates", "plans", "estimates" and similar expressions that convey uncertainty of future events or outcomes to identify these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements. Factors that may cause or contribute to such differences include customer delays in making final buying decisions, decreased demand for our products, failure to obtain funding necessary to develop or enhance our technology, adverse results in future clinical studies of our technology, failure to obtain or maintain patent protection for our technology, failure to obtain or maintain adequate levels of third-party reimbursement for use of our products and other factors identified in our most recent Annual Report on Form 10-K under "Factors Which May Affect Future Results", which is on file with the SEC. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.


                         Cambridge Heart, Inc.
                         Financial Highlights
                              (Unaudited)

Statement of Operations                   Three months ended March 31,
                                               2004           2003
                                        -------------- --------------

Revenues                                 $  1,265,804   $  1,103,575

Cost of goods sold                            564,707        710,666
                                          ------------   ------------
                                              701,097        392,909

Costs and expenses
  Research and development                    162,691        220,931
  Selling, general and administrative       1,559,815      1,415,161
                                        -------------- --------------

      Loss from operations                 (1,021,409)    (1,243,183)

Interest income (expense)                       7,208           (500)
                                        -------------- --------------

Net Loss attributable to common
 shareholders                            $ (1,014,201)  $ (1,243,683)
                                        ============== ==============

Net loss per common share - basic and
 diluted                                 $      (0.04)  $      (0.06)
                                        ============== ==============

Weighted average shares outstanding -
 basic and diluted                         22,993,000     19,503,340
                                        ============== ==============


Balance Sheet                               March 31,    December 31,
                                               2004          2003
                                        -------------- --------------
Assets
------
  Cash & Marketable Securities           $  5,097,113   $  5,609,244
  Accounts receivable, net                  1,097,471      1,762,885
  Inventory                                   688,774        469,811
  Other prepaid assets                        150,084        163,221
                                        -------------- --------------
      Total current assets                  7,033,442      8,005,161

  Fixed assets, net                           223,330        235,875
  Other assets                                241,017        278,511
                                        -------------- --------------
                                         $  7,497,789   $  8,519,547
                                        ============== ==============

Liabilities and stockholders' equity
---------------------------------------
  Accounts payable and accrued expenses  $  1,014,066   $  1,613,800
  Debt, current portion                         2,103          2,103
                                        -------------- --------------
      Total current liabilities             1,016,169      1,615,903
  Debt, long-term portion                       3,088          3,681
                                        -------------- --------------
      Total liabilities                  $  1,019,257   $  1,619,584
                                        -------------- --------------

Series A Redeemable Convertible
 Preferred                                  2,892,052      4,588,814
Warrants to acquire Series A Redeemable
 Convertible Preferred Stock                  889,546      1,024,150
                                        -------------- --------------
                                         $  3,781,598   $  5,612,964
                                        -------------- --------------

Stockholders' equity
  Common stock                           $     28,218   $     21,179
  Additional paid-in-capital               56,179,273     53,770,911
  Accumulated deficit                     (53,426,125)   (52,411,924)
  Deferred compensation                       (84,432)       (93,167)
                                        -------------- --------------
      Total stockholders' equity            2,696,934      1,286,999
                                        -------------- --------------
                                         $  7,497,789   $  8,519,547
                                        ============== ==============

The Company intends to file its quarterly report on Form 10-Q with the Securities and Exchange Commission shortly. Interested parties are encouraged to review this report.

    CONTACT: Cambridge Heart, Inc.
             Robert B. Palardy, 781-271-1200, ext. 231
             bobp@cambridgeheart.com
             or
             Consulting for Strategic Growth
             Stanley Wunderlich, 800-625-2236
             cfsg@consultant.com